* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Product and Market Development Agreement

This Agreement (“Agreement”) is entered into and made effective as of December 4, 2008 (the “Effective Date”) by and between LG Innotek Co., Ltd., a Korean corporation with offices at 20, Yeouido-dong, Yeongdeungpo-gu, Seoul, Korea (“LGIT”) and ParkerVision, Inc., a Florida corporation with offices at 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256 (“ParkerVision”).

Recitals

WHEREAS, ParkerVision has developed and patented technology that is designed to address certain limitations in applying traditional approaches to RF transmission, reception, and power amplification, and

WHEREAS, LGIT desires to develop in conjunction with ParkerVision, and ParkerVision desires to develop in conjunction with LGIT, ParkerVision RF Components (as defined below) to meet the market requirements for handset and data card products, and

WHEREAS, LGIT also desires to have ParkerVision supply, and ParkerVision desires to supply, ParkerVision RF Components that LGIT will design into LGIT RF Products (as defined below) for application into handset and data card products, and

WHEREAS, the parties desire to market and promote LGIT RF Products to the mobile communications community, including mobile handset and data card OEMs, and chipset suppliers internationally.

NOW, THEREFORE, in consideration of the foregoing premises and of the performance of the mutual covenants herein, the parties agree as follows:

1. DEFINITIONS

1.1 “Confidential Information” has the meaning set forth in Section 10.1.

1.2 “Development Tools” means the ParkerVision development tools described in the Statement of Work.

1.3 “Improvements” means any improvement, including without limitation variations, optimizations, enhancements, modifications, or derivatives obtained, developed, created, synthesized, designed, derived or resulting from, based upon or otherwise generated (whether directly or indirectly, or in whole or in part).

1.4 “Intellectual Property Rights” means patents, certificates of invention, utility models, design rights and similar invention rights, copyrights, trade secret rights, mask work rights, and any other intangible property or proprietary rights (other than trademarks, trade names, service marks and trade dress rights) recognized anywhere in the world under any state or national statute or treaty or common law right, including without limitation all applications and registrations with respect to any of the foregoing.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1.5 “ParkerVision RF Components” means integrated circuits based on the Specifications in an SOW.

1.6 “ParkerVision Software” means any software or firmware provided by ParkerVision to LGIT, including software included within any Development Tools that may be provided under this Agreement, or any software or firmware loaded onto ParkerVision RF Components.

1.7 “LGIT RF Products” means RF products to be manufactured and sold by LGIT that incorporate the ParkerVision RF Components.

1.8 “Specifications” means the specifications for the ParkerVision RF Components, such specifications to be jointly developed by the parties pursuant to an SOW, executed by both parties, and attached as an Exhibit to an SOW.

1.9 “SOW” means a Statement of Work for development of a ParkerVision RF Component containing the Specifications, tasks, deliverables, target delivery dates and payments.  The SOW under this Agreement is set forth in Exhibit A attached hereto and may be modified by mutual written agreement.

2. PARKERVISION RESPONSIBILITIES

2.1 Development Plan.  Subject to the terms and conditions set forth in the SOW, ParkerVision shall use commercially reasonable efforts to develop the ParkerVision RF Components to meet the Specifications in accordance with the schedule set forth in the SOW.  ParkerVision shall, monthly or if requested by LGIT from time to time during the term of this Agreement, submit to LGIT a written progress report (“Progress Report”) documenting the work ParkerVision has completed during the period between each Progress Report.  The Progress Report shall be in sufficient detail to clearly indicate the progress made toward achieving the objectives and milestones set forth herein and specified by LGIT, and achieving compliance with the Specifications and any other requirements of the SOW for the work to be performed by ParkerVision hereunder.

2.2 License Grant.  ParkerVision hereby grants LGIT, for the term of this Agreement, a nonexclusive, royalty-free, and nontransferable license, under ParkerVision’s Intellectual Property Rights, to use and reproduce any ParkerVision Software and use any other items provided by ParkerVision hereunder as may be reasonably necessary solely for the purposes of fulfilling LGIT’s specific development tasks under the SOW and to incorporate the ParkerVision RF Components into LGIT RF Products.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2.3 No Reverse Engineering. LGIT shall not (a) reverse engineer or reconfigure the ParkerVision RF Components or any of its elements other than as reasonably required for the development of the LGIT RF Products for the purposes of this Agreement, (b) modify, translate, reverse engineer, decompile, disassemble or otherwise attempt (i) to defeat, avoid, bypass, remove, deactivate or otherwise circumvent any software protection mechanisms in the ParkerVision Software including without limitation any such mechanism used to restrict or control the functionality of the ParkerVision Software, or (ii) to derive the source code or the underlying ideas, algorithms, structure or organization from the ParkerVision Software or ParkerVision RF Components; (c) alter, adapt, modify or translate the ParkerVision Software in any way for any purpose, including without limitation error correction; or (d) distribute, rent, loan, lease, transfer or grant any rights in the ParkerVision Software or modifications thereof in any form to any person or entity.

2.4 Development Tools.  Upon request of LGIT, ParkerVision shall provide to LGIT pursuant to mutually agreeable terms and conditions certain Development Tools as described in the SOW.  LGIT agrees to use items delivered to it by ParkerVision solely for the purposes consistent with this Agreement, agrees not to dispose of items delivered to it by ParkerVision hereunder and/or pursuant to the SOW (by sale, transfer or otherwise) without the prior written consent of ParkerVision, and agrees not to disclose or use such items in any manner inconsistent with the limitations imposed upon such use and disclosure by ParkerVision.

2.5 Engineering Personnel.  As specified in the SOW, ParkerVision shall provide a suitably qualified and reasonably staffed engineering support team with clearly defined contact points and escalation processes. Each party shall appoint one (1) project manager who will act as a general liaison with the other party for the term of this Agreement.

2.6 Support Services.  After completion of each party’s tasks specified in the SOW and acceptance by LGIT of ParkerVision’s Final Deliverable (as defined below) under the SOW, ParkerVision shall provide to LGIT reasonable technical support as LGIT may request from time to time.

3. DELIVERY AND ACCEPTANCE

3.1 Deliverables.  ParkerVision shall develop and deliver to LGIT the deliverables specified in the SOW in accordance with the terms and conditions of this Agreement. Subject to the terms and conditions set forth in the SOW, deliverables to be provided by ParkerVision are set forth in the SOW and may include a description of the technical approach selected for implementing the ParkerVision RF Components, a development program plan identifying program tasks, responsibilities, and schedules, the completion of development tasks, suggested development schedules with key milestones and design reviews, and the delivery of the Development Tools.  ParkerVision may also provide specifications and best-practice guidelines for system level design, pursuant to the SOW.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

3.2 Acceptance. ParkerVision shall, [*], deliver to LGIT the deliverables specified in the SOW at the place designated by LGIT, and shall use commercially reasonable efforts to complete the delivery by the agreed delivery schedule (“Delivery Date”).  LGIT shall conduct acceptance testing of the deliverables (“Acceptance Test”) and notify ParkerVision of the results of the Acceptance Test in writing within [*] days after the delivery of the deliverables. Upon successful completion of, and closure of action items from the review and Acceptance Test of, the final deliverable in the SOW (the “Final Deliverable”), LGIT shall accept such Final Deliverable.  If within [*] days of such review and Acceptance Test, LGIT fails to provide ParkerVision with either written notice of acceptance or written notice of rejection of the Final Deliverable, LGIT will be deemed to have accepted such Final Deliverable.

3.3 Rejection.  LGIT may, in good faith and after determining that the Final Deliverable does not comply in all material respects with the Final Deliverable requirements set forth in the SOW, reject such Final Deliverable; provided that LGIT provides written documentation to ParkerVision noting the areas in which the Final Deliverable fails to comply with the requirements set forth in the SOW.  If LGIT rejects, in good faith, the Final Deliverable specified in the SOW after attempts to correct by ParkerVision made within [*] months from the Effective Date, then LGIT may, at its sole option, pursue any of the following options upon provision of written notice to ParkerVision:

3.3.1 terminate this Agreement immediately;

3.3.2 continue to allow ParkerVision to correct the Final Deliverable based on the existing Specifications or based on mutually agreed revised Specifications; or

3.3.3 choose to accept the non-compliant Final Deliverable based on the existing Specifications or based on mutually agreed revised Specifications.

The parties acknowledge and agree that the above options in 3.3.1, 3.3.2 and 3.3.3 of this Section 3.3 (Rejection) are not mutually exclusive.

4. LGIT RESPONSIBILITIES

4.1 Development of LGIT RF Product.  LGIT shall use commercially reasonable efforts to fulfill its obligations under the SOW and to incorporate the ParkerVision RF Components into the LGIT RF Products for production release.

4.2 LGIT Testing Equipment.   LGIT shall provide pursuant to mutually agreeable terms and conditions certain testing equipment to ParkerVision (“LGIT Testing Equipment”) as specified in the SOW.  ParkerVision agrees to use LGIT Testing Equipment delivered to it by LGIT solely for the purposes consistent with this Agreement, agrees not to dispose of items delivered to it by LGIT hereunder and/or pursuant to the SOW (by sale, transfer or otherwise) without the prior written consent of LGIT, and agrees not to disclose or use such items in any manner inconsistent with the limitations imposed upon such use and disclosure by LGIT.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

4.3 Support.  LGIT shall be responsible for providing any technical support to its end-user customers as necessary for using the LGIT RF Products.

5. JOINT RESPONSIBILITIES

5.1 Specifications.  The parties agree to work together to define Specifications that will address the market requirements for incorporating ParkerVision RF Components into LGIT RF Products for application into handset and data card products.

5.2 Marketing and Promotion.  The parties also agree to use commercially reasonable efforts to market and promote such LGIT RF Products to the mobile terminal industry, to identify target customers to market and promote the LGIT RF Products, and cooperate in promoting the LGIT RF Products to such potential customers as chipset vendors, mobile terminal OEMs and service providers internationally.

6. PURCHASING TERMS

6.1 Known Good Die.  ParkerVision shall sell to LGIT Known Good Die (KGD) ParkerVision RF Components in the form of unpackaged integrated circuits.  ParkerVision shall provide reasonable purchasing terms, once the development work under this Agreement and the SOW is successfully completed, outlining pricing and delivery information relating to the sale of ParkerVision RF Components to LGIT.

6.2 Field of Use.  LGIT shall only sell ParkerVision RF Components incorporated into LGIT RF Products for use in commercial mobile handset or datacard applications employing waveform standards GSM, EDGE, WCDMA, HSPA in any combination or subset therein as defined by the 3GPP standards body.

6.3 Additional Consideration.

6.3.1 Intent.  ParkerVision intends to work with LGIT to aid it in its efforts to develop and commercialize the LGIT RF Products during the term of the Agreement as set forth in this Agreement.  ParkerVision intends to work with LGIT to provide it with the unique solutions defined within the SOW and the high quality technical and business support that is reasonably needed to meet both parties’ commercial objectives related to the ParkerVision RF Components developed under the terms of this Agreement. Both parties believe that the successful commercialization of the LGIT RF Product can result in LGIT becoming a leading global supplier in the market for HEDGE RF modules for mobile handset and datacard applications.

[*]

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

7. FEES AND PAYMENT

7.1 Expenses.  Each party agrees to furnish, [*], all tools and materials necessary to perform its obligations under this Agreement and shall bear all expenses associated with such performance unless specified otherwise in the SOW or otherwise agreed by the parties.

[*]

8. OWNERSHIP

8.1 ParkerVision.

8.1.1 ParkerVision RF Components and Development Tools.  ParkerVision hereby retains all right, title and interest in and to the Intellectual Property Rights relating to the ParkerVision RF Components and any Development Tools provided under this Agreement regardless of whether developed prior to or pursuant to this Agreement.  ParkerVision shall have the exclusive right to apply for or register patents, copyrights, and such other proprietary protections as it wishes with respect to the ParkerVision RF Components and any Development Tools provided under this Agreement.

8.1.2 Improvements.  ParkerVision shall be the sole and exclusive owner of any and all right, title and interest in and to any Improvements to ParkerVision RF Components that may be jointly developed (i.e., jointly authored, as defined under United States Copyright Act (Title 17 of the United States Code), or jointly invented, as defined under the United States Patent Act (Title 35 of the United States Code), regardless of whether such Improvements to ParkerVision RF Components are patented or patentable) by one (1) or more employees of ParkerVision and one (1) or more employees of LGIT hereunder, and all Intellectual Property Rights therein.  LGIT hereby irrevocably transfers, conveys and assigns, and agrees to irrevocably transfer, convey and assign, to ParkerVision, without reservation and in perpetuity, all right, title, and interest that LGIT may have in and to any such jointly developed Improvements to ParkerVision RF Components, including without limitation all Intellectual Property Rights with respect thereto in any and all countries.  ParkerVision shall have the exclusive right to apply for or register patents, copyrights, and such other proprietary protections as it wishes.  LGIT agrees to execute such documents, render such assistance, and take such other action as ParkerVision may reasonably request, at ParkerVision’s expense, to apply for, register, perfect, confirm, and protect ParkerVision’s rights in any Improvements to ParkerVision RF Components.

8.2 LGIT.

8.2.1 LGIT RF Products.  LGIT hereby retains all right, title and interest in and to the Intellectual Property Rights relating to the LGIT RF Products except for ParkerVision RF Components incorporated therein.  LGIT shall have the exclusive right to apply for or register patents, copyrights, and such other proprietary protections as it wishes with respect to the LGIT RF Products except for ParkerVision RF Components incorporated therein.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

8.2.2 Improvements.  LGIT shall be the sole and exclusive owner of any and all right, title and interest in and to any Improvements to LGIT RF Products that may be jointly developed (i.e., jointly authored, as defined under United States Copyright Act (Title 17 of the United States Code), or jointly invented, as defined under the United States Patent Act (Title 35 of the United States Code), regardless of whether such Improvements to LGIT RF Products are patented or patentable) by one (1) or more employees of ParkerVision and one (1) or more employees of LGIT hereunder, and all Intellectual Property Rights therein.  ParkerVision hereby irrevocably transfers, conveys and assigns, and agrees to irrevocably transfer, convey and assign, to LGIT, without reservation and in perpetuity, all right, title, and interest that ParkerVision may have in and to any such jointly developed Improvements to LGIT RF Products, including without limitation all Intellectual Property Rights with respect thereto in any and all countries.  LGIT shall have the exclusive right to apply for or register patents, copyrights, and such other proprietary protections as it wishes.  ParkerVision agrees to execute such documents, render such assistance, and take such other action as LGIT may reasonably request, at LGIT’s expense, to apply for, register, perfect, confirm, and protect LGIT’s rights in any Improvements to LGIT RF Products.  For purposes of this Section 8.2.2 (Improvements), the way in which ParkerVision RF Components are integrated into the LGIT RF Products is not considered an Improvement to the LGIT RF Product.

9. PUBLIC ANNOUNCEMENT

The parties agree that neither party shall make any other announcement concerning the execution or content of this Agreement without the other party’s express written consent.  However, either of the parties may at any time make announcements that are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the party so required to make the announcement, promptly upon learning of such requirement, notifies the other party of such requirement and discusses with the other party in good faith the exact wording of such announcement.

10. CONFIDENTIAL INFORMATION

10.1 “Confidential Information” means, with respect to either party, any confidential business or technical information, including know-how, whether or not patentable or copyrightable, that the disclosing party identifies as confidential or proprietary at the time it is disclosed or delivered to the receiving party.  Any information disclosed or provided under an SOW is Confidential Information whether or not such information is marked or identified as confidential or proprietary.

10.2 Exceptions.  Confidential Information does not include any information that the receiving party can demonstrate by written records: (a) was known to the receiving party prior to its disclosure hereunder by the disclosing party; (b) is independently developed by the receiving party; (c) is or becomes publicly known through no wrongful act of the receiving party; (d) has been rightfully received from a third party whom the receiving party has reasonable grounds to believe is authorized to make such disclosure without restriction; or (e) has been approved for public release by the disclosing party’s prior written authorization.  Each party may disclose any Confidential Information as required to be produced or disclosed pursuant to applicable law, regulation or court order, provided that the receiving party provides prompt advance notice thereof to enable the disclosing party to seek a protective order or otherwise prevent such disclosure.  In addition, each party may disclose the existence and terms of this Agreement in confidence in connection with a potential acquisition of substantially the entire business of such party or a private offering of such party’s securities, or to the extent required by law in connection with a public offering of such party’s securities.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

10.3 Non-Disclosure and Non-Use.  Each party will: (i) not use any Confidential Information of the other party except as permitted by this Agreement; (ii) not disclose any such Confidential Information to any person or entity other than its own employees, consultants and subcontractors who have a need to know and who have executed in advance of receiving such Confidential Information a suitable nondisclosure and restricted use agreement that comports with the applicable provisions of this Agreement; and (iii) use all reasonable efforts to keep such Confidential Information strictly confidential.  Each party will use reasonable efforts to enforce such nondisclosure and restricted use agreements.

11. TERM

This Agreement shall commence on the Effective Date and continue for [*] unless terminated pursuant to Section 12 (Termination).

12. TERMINATION

12.1 Termination for Breach.  In the event of a material breach of this Agreement, the nonbreaching party shall be entitled to terminate this Agreement by written notice to the breaching party, if such breach is not cured within [*] days after written notice is given by the nonbreaching party to the breaching party specifying the breach.

12.2 Termination for Insolvency.  Either party may terminate this Agreement immediately if the other party is adjudicated bankrupt, becomes insolvent, makes a general assignment for the benefit of creditors, or enters dissolution or liquidation proceedings.

12.3 Termination if Final Acceptance Not Achieved.  LGIT may terminate this Agreement with [*] days written notice if Final Acceptance does not occur within [*] months from the Effective Date.

12.4 Effect of Termination or Expiration.

12.4.1 Return of Materials.  In the event this Agreement expires or is terminated by either party, then each party shall return to the other party or destroy all documents, materials and other tangible objects containing or representing Confidential Information and all copies thereof and any documents, materials and other tangible objects belonging to the other party, provided to it by the other party hereunder, or any portion thereof, in its possession or control.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

12.4.2 Payment of Fees.  Upon any expiration or termination becoming effective, either party will, within sixty (60) days thereafter, or otherwise as they become due, pay all fees hereunder and interest owed the other party as of the date of such termination or expiration.

12.5 Survival of Certain Provisions.  The provisions of Sections 1 (Definitions), 2.3 (No Reverse Engineering), 8 (Ownership), 10 (Confidential Information), 13 (Warranties), 14 (Indemnification), 15 (Limitation of Liability) and 16 (General Provisions) of this Agreement will survive any expiration or termination of this Agreement.

13. WARRANTIES

13.1 Warranties.

13.1.1 Warranties by ParkerVision.  ParkerVision hereby represents and warrants to LGIT that: (a) it has the full right, power and authority to enter into this Agreement and grant the rights granted hereunder; (b) this Agreement is a valid and binding obligation of such party; (c) it has obtained and shall maintain throughout the term of this Agreement all necessary licenses, authorizations, approvals and consents to enter into and perform its obligations hereunder in compliance with all applicable laws, rules and regulations; (d) the Final Deliverable (and any part thereof) shall not violate or infringe any Intellectual Property Rights of a third party; (e) ParkerVision has all rights with respect to any software tools which are necessary for ParkerVision to perform its obligations and deliver the specified deliverables to LGIT, under this Agreement; (f) ParkerVision has not sold, assigned, leased or disposed of, encumbered any rights granted to LGIT under this Agreement, or entered into any other agreements that would conflict with its obligations under this Agreement; and (g) the Final Deliverable shall, as from the Acceptance Date and for a period of one (1) year thereafter, be free from all errors, defects in design, materials and workmanship and shall comply with all the applicable Specifications thereof, and upon the request of LGIT, ParkerVision shall, without prejudice to any other remedy which LGIT may have, at LGIT’s option, immediately repair or replace, at LGIT’s option, any such errors or defects, and deliver the repaired or replaced items to LGIT within [*] days of such request at the costs and expenses of ParkerVision.

13.1.2 Warranties by LGIT.  LGIT hereby represents and warrants to ParkerVision that: (a) it has the full right, power and authority to enter into this Agreement and grant the rights granted hereunder; (b) this Agreement is a valid and binding obligation of such party; and (c) it has obtained and shall maintain throughout the term of this Agreement all necessary licenses, authorizations, approvals and consents to enter into and perform its obligations hereunder in compliance with all applicable laws, rules and regulations.

13.2 Disclaimer of Other Warranties.  EXCEPT AS SET FORTH IN SECTION 13.1 (WARRANTIES), NEITHER PARTY MAKES ANY WARRANTIES TO THE OTHER, EITHER EXPRESS, IMPLIED OR STATUTORY, AND EACH PARTY HEREBY DISCLAIMS ANY AND ALL SUCH WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14. INDEMNIFICATION

14.1 ParkerVision Obligations.

14.1.1 Intellectual Property Indemnity.  Subject to prompt, written notification by LGIT, cooperation by LGIT and control of all litigation and/or settlement by ParkerVision, ParkerVision shall defend LGIT from and against any third party claims brought against LGIT alleging that any ParkerVision RF Components delivered to LGIT under this Agreement or otherwise used by LGIT in accordance with the terms hereof infringes or misappropriates any Intellectual Property Rights of any third party.  LGIT agrees to notify ParkerVision promptly of any matters in respect to which the foregoing indemnity in this Section 14.1 may apply.  If notified in writing of any action or claim for which ParkerVision is to provide the foregoing indemnity, ParkerVision shall defend or settle those actions or claims [*]  ParkerVision shall keep LGIT reasonably informed of the status of any claim which ParkerVision is defending and shall consult reasonably with LGIT with respect thereto.  Notwithstanding the foregoing, ParkerVision shall obtain LGIT’s advance written consent if LGIT is required to incur or admit liability as a result of such settlement by ParkerVision.

[*]         Remedy in the Event of Prohibition of Use.  If a preliminary or final judgment is, or is reasonably likely to be, entered against LGIT’s use, sale, lease or distribution of any LGIT RF Product that incorporates ParkerVision RF Components, due to infringement of any third party Intellectual Property Rights by the ParkerVision RF Components, or if ParkerVision reasonably believes that the ParkerVision RF Components may be found to infringe any Intellectual Property Rights, then ParkerVision shall, [*], either (a) modify the ParkerVision RF Components so that they become noninfringing, (b) substitute the ParkerVision RF Components with other non-infringing products with materially the same functionality (or better) as the infringing ParkerVision RF Components or parts or (c) obtain a license to permit LGIT to exercise the rights granted hereunder; provided, however, that in the event that ParkerVision is unable after using commercially reasonable efforts to accomplish either (a), (b) or (c), then LGIT agrees to cease any and all use, sale, lease and distribution of any LGIT RF Product that incorporates such ParkerVision RF Components within thirty (30) days of receipt of notice from ParkerVision or such earlier time as may be required to comply with a court order [*]

14.2 Limitation of Indemnification Liability.  In no event shall ParkerVision be liable under Section 14 (ParkerVision Obligations) for any infringement or misappropriation:  (i) by any product not provided by ParkerVision hereunder; or (ii) arising from a combination with, addition to, or modification of the ParkerVision RF Components by anyone other than ParkerVision.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

14.3 Sole Remedy.  THIS SECTION 14 (INDEMNIFICATION) STATES THE SOLE AND EXCLUSIVE LIABILITY OF THE PARTIES FOR INFRINGEMENT OR ALLEGATIONS OF INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES FOR ANY PRODUCT PROVIDED HEREUNDER, AND IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY IN REGARD THERETO, INCLUDING BUT NOT LIMITED TO THE WARRANTY AGAINST INFRINGEMENT SPECIFIED IN THE UNIFORM COMMERCIAL CODE.

15. LIMITATION OF LIABILITY

15.1 Consequential Damages.  IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (EXCEPT TO THE EXTENT THAT SUCH LOST PROFITS OR SUCH DAMAGES CONSTITUTE THE MEASURE OF DIRECT DAMAGES UNDER THE RELEVANT INTELLECTUAL PROPERTY LAWS, EXCEPT FOR A BREACH OF EITHER PARTY’S CONFIDENTIALITY OBLIGATIONS UNDER SECTION 10 (CONFIDENTIAL INFORMATION) OF THIS AGREEMENT, AND EXCEPT FOR AMOUNTS PAYABLE TO THIRD PARTIES UNDER SECTION 14 (INDEMNIFICATION)), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT.  THIS LIMITATION WILL APPLY EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

15.2 Damages Cap.  IN NO EVENT WILL EITHER PARTY’S LIABILITY ARISING IN ANY WAY IN CONNECTION WITH THIS AGREEMENT EXCEED [*].  HOWEVER, THE FOREGOING LIMITATION OF LIABILITY IN THIS SECTION 15.2 SHALL NOT APPLY WITH RESPECT TO EITHER PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 10 (CONFIDENTIAL INFORMATION) OF THIS AGREEMENT [*]

16. GENERAL PROVISIONS

16.1 Assignment.  This Agreement may not be assigned in whole or in part by either party without the written consent of the other, which consent will not be unreasonably withheld, except that LGIT or ParkerVision may assign this Agreement in connection with a merger, reorganization, change of control or sale of all or substantially all of its assets or business to which this Agreement relates.

16.2 Notice.

16.2.1 Unless otherwise changed by notice in writing from LGIT to ParkerVision, ParkerVision shall serve notice upon LGIT as follows:

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]
LG Innotek Co., Ltd.
20 Yeouido-dong
Yeongdeungpo-gu, Seoul, Korea

Unless otherwise changed by notice in writing from ParkerVision to LGIT, LGIT shall serve notice upon ParkerVision as follows:

Chief Executive Officer
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256

With copy to:

Chief Financial Officer
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256

16.2.2 Notice shall be made by regular or priority mail, recognized commercial overnight courier, hand delivery, facsimile transmission or electronic mail with proof of receipt, and shall be effective as of the date received.

16.3 Severability.  If any paragraph or provision of this Agreement shall be deemed void or invalid as a matter of law, the remaining paragraphs or provisions of this Agreement shall nevertheless remain in full force and effect.

16.4 No Joint Venture, etc.  Nothing herein shall be deemed to constitute ParkerVision and LGIT as partners, joint venturers or otherwise associated in or with the business of the other.  Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party.  Neither party is authorized to incur any debts or other obligations of any kind on the part of or as agent for the other except as may be specifically authorized in writing.

16.5 No Implied Obligations.  Nothing in this Agreement shall be deemed to prevent either party from developing (independently or jointly with third parties) or commercializing products similar to, complimentary or competitive with the products that are subject to this Agreement; except that neither party shall violate its obligations of confidentiality under Section 10 (Confidential Information) or knowingly infringe the Intellectual Property Rights of the other party.

16.6 Waiver.  No relaxation, forbearance, delay or negligence by any party hereto in enforcing any of the terms and conditions of this Agreement, or the granting of time by any party to another, shall operate as a waiver or prejudice, affect or restrict the rights, powers or remedies of any party hereto.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

16.7 Complete Agreement.  This Agreement and the Exhibits attached hereto represent the full and complete agreement and understanding of the parties hereto with respect to the subject matter hereof.  Any amendment thereof must be in writing and executed by the parties hereto.

16.8 Governing Law.  All questions of law, rights, and remedies regarding any act, event or occurrence undertaken prior to or pursuant to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to or application of choice of law rules or principles, and the United States. The parties agree that all proceedings, disputes and claims concerning the interpretation or the performance of this Agreement, including questions involving its existence, validity and duration shall be subject to the exclusive jurisdiction of federal courts in the State of New York, and the parties voluntarily subject themselves to the jurisdiction of such courts.

16.9 Compliance with Export Control Laws.  Each party agrees to comply with all applicable export and reexport control laws and regulations, including the Export Administration Regulations (“EAR”) maintained by the United States Department of Commerce.  Specifically, each party covenants that it shall not –  directly or indirectly – sell, export, reexport, transfer, divert, or otherwise dispose of any software, source code, or technology (including products derived from or based on such technology) received from the other party under this Agreement to any country (or any individual national thereof) subject to antiterrorism controls or U.S. embargo, or to any other person, entity, or destination prohibited by the laws or regulations of the United States, without obtaining prior authorization from the competent government authorities as required by those laws and regulations.

16.10 Government Approvals.  LGIT hereby represents and warrants that no consent, approval or authorization of or designation, declaration or filing with any governmental authority in Korea is required in connection with the valid execution, delivery and performance of this Agreement.  LGIT represents and warrants that the provisions of this Agreement, and the rights and obligations of the parties hereunder, are enforceable under the laws of Korea.

16.11 Language.  This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto.  All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

16.12   Multiple Counterparts.  This Agreement may be executed in multiple counterparts, each of which will be considered an original and all of which together will constitute one agreement.  This Agreement may be executed by the attachment of signature pages which have been previously executed.

16.13  Remedies Cumulative.  Except as expressly provided herein, all rights and remedies enumerated in this Agreement will be cumulative and none will exclude any other right or remedy permitted herein or by law or in equity.

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

16.14  Headings.  The headings contained in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

16.15 Force Majeure.  No party shall be responsible or liable to another party for nonperformance or delay in performance of any terms or conditions of this Agreement due to acts or occurrences beyond the reasonable control of the nonperforming or delayed party, including but not limited to, acts of God, acts of government, wars, riots, strikes or other labor disputes, fires and floods, provided the nonperforming or delayed party provides to the other party written notice of the existence and the reason for such nonperformance or delay.  Notwithstanding the foregoing, the other party may terminate this Agreement if such nonperformance or delay extends for a period greater than ninety (90) days.

IN WITNESS WHEREOF, the parties have executed this Agreement through their duly authorized representatives as set forth below:

LG Innotek Co., Ltd.		ParkerVision, Inc.

Signature:	[*]	Signature:	/s/ Jeffrey L Parker

Printed Name:	[*]	Printed Name:	Jeffrey L. Parker

Title:	[*]	Title:	Chief Executive Officer

* CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

[*]

[*]